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                                                                   EXHIBIT 10(u)


                              CONSULTING AGREEMENT


         Consulting Agreement (the "Agreement"), dated as of the 4th day of January 2000, between Peoples Heritage Financial Group, Inc. (the "Company") and David D. Hindle (the "Consultant").


                                   WITNESSETH:

         WHEREAS, the Company desires to have the Consultant provide, and the Consultant is willing to provide the Company with, consulting services to the Company on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

         1.       CONSULTANCY.

         (a) During the calendar year ended December 31, 2000 (the "Consulting Period"), the Consultant undertakes to provide his personal advice and counsel to the Company regarding its operations, customer relationships, customer service and other business matters (collectively, the "Consulting Services"), subject to the terms and conditions which are set forth herein.

                  (i) In no event shall the Consultant be required to provide Consulting Services hereunder for more than 25 hours per week or 100 hours in any calendar month during the Consulting Period.

                  (ii) The Consultant shall provide Consulting Services commensurate with the Consultant's prior experience as may be reasonably requested by the Chief Executive Officer of the Company or his designee from time to time and at mutually agreeable times. It is contemplated that the Consulting Services will include, without limitation, service as Chairman of the Customer Service Committee of the Company; continuation of the "customer scorecard" reporting previously conducted by the Consultant; monthly meetings between the Consultant and the Chief Executive Officer of the Company, the Management Committee of the Company and/or the Board of Directors of the Company; attendance at certain public functions on behalf of the Company and its banking subsidiaries in states in which they have offices; and attendance at certain functions of the Company. Consulting Services may be provided in person, telephonically, electronically or by correspondence to the extent appropriate under the circumstances.

                  (iii) The Consultant shall provide the Consulting Services in the Haverhill, Massachusetts metropolitan area, provided that the Consultant may be required to provide Consulting Services at the executive offices of the Company located in Portland, Maine up to not more than two times per month during the Consulting Period.




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         (b)      The Company shall reimburse the Consultant or otherwise
provide for or pay for all reasonable expenses incurred by the Consultant at the request of the Company, subject to such reasonable documentation as may be requested by the Company. If such expenses are paid in the first instance by the Consultant, the Company shall reimburse the Consultant therefor upon receipt of such reasonable documentation as may be requested by the Company.

         (c) During the Consulting Period, the Consultant shall be treated as an independent contractor and shall not be deemed to be an employee of the Company or any subsidiary or other affiliate of the Company for any purpose.

         2.       NON-COMPETE.

         The Consultant agrees that during the Consulting Period the Consultant will not, directly or indirectly, without the prior written consent of the Company, (i) become a director, officer, employee, principal, agent or consultant of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in Connecticut, Maine, Massachusetts or New Hampshire, and transacts business in any area in such states in which the Company or any of its banking subsidiaries maintains offices, provided, however, that this provision shall not prohibit the Consultant from owning bonds, preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded, (ii) solicit or induce, or cause others to solicit or induce, any employee of the Company or any of its subsidiaries to leave the employment of such entities or (iii) solicit any customer of the Company or any of its subsidiaries other than in connection with the provision of Consulting Services hereunder.

         3.       CONFIDENTIALITY.

         Except (i) in the course of providing Consulting Services hereunder or
(ii) as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Consultant shall keep secret and confidential and shall not disclose to any third party in any fashion or for any purpose whatsoever any information regarding the Company or any of its subsidiaries which is (i) not available to the general public and/or (ii) not generally known outside the Company, to which he has or will have had access at any time during the course of his employment by the Company or its subsidiaries or his consultancy with the Company, including, without limitation, any such information relating to: business or operations; plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development operations or plans; customers and customer lists; distribution, sales, service, support and marketing practices and operations; financial condition, results of operations and prospects; operational strengths and weaknesses; and personnel and compensation policies and procedures.




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         4.       INJUNCTIVE RELIEF.

         Without intending to limit the remedies available to the Company, the Consultant agrees that damages at law will be an insufficient remedy to the Company in the event that the Consultant violates any of the provisions of Sections 2 or 3, and that the Company may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of or otherwise to specifically enforce any of the covenants contained in Sections 2 or 3.

         5.       RELEASE.

         (a) For, and in consideration of the commitments made herein by the Company, the Consultant, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge the Company and its subsidiaries, affiliates, stockholders, attorneys, officers, directors, agents, employees, successors and assigns, and any other party associated with the Company (the "Released Parties"), to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with his employment by the Company or any of its subsidiaries (including in each case predecessors thereof), either as a director, officer or employee, or termination of such employment. Notwithstanding the foregoing, the Consultant does not release the Company from any obligations of the Company to the Consultant under (i) any employee benefit plan or arrangement of the Company pursuant to which the Consultant is entitled to any post-retirement benefits or payments, (ii) Section
5.9 of the Agreement and Plan of Merger, dated as of May 30, 1996, among the Company, Peoples Heritage Merger Corp. and Family Bancorp (the "Merger Agreement"), and (iii) this Agreement.

         (b) For and in consideration of the commitments made herein by the Consultant, including without limitation the releases in paragraph (a) above, the Company, for itself, and for its successors and assigns does hereby release completely and forever discharge the Consultant and his heirs, successors and assigns, to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with the Consultant=s employment by the Company or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee. Notwithstanding anything in the foregoing to the contrary, the Company does not release the Consultant from claims arising out of any breach by the Consultant of (i) any law or regulation by the Consultant during the term of and related to his employment by the Company or any of its subsidiaries (including predecessors thereof) or (ii) this Agreement.





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         6.       COMPENSATION.

         (a) In consideration of the obligations and agreements of the Consultant hereunder, the Company agrees to pay to the Consultant compensation during the Consulting Period at a rate of $28,200 per year, payable in 12 equal monthly installments on the last business day of each calendar month during the Consulting Period. Payments to the Consultant under this Section 6 may be paid by the Company by (i) check mailed to the address of the Consultant set forth in
Section 10 hereof or at such other address as the Consultant may notify the Company in accordance with the terms of such section or (ii) deposit to an account designated in writing by the Consultant.

         (b) For purposes of this Agreement, the term "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maine are authorized by law, regulation or executive order to remain closed.

         (c) In the event of a Change in Control of the Company, (i) any remaining payments due to the Consultant pursuant to paragraph (a) of this
Section 6 shall become immediately due and payable in one lump sum payment, and
(ii) the Consultant shall not have any obligations under Section 2 of this Agreement beyond the date of the Change in Control. A "Change in Control of the Company" shall be deemed to have occurred: (i) if any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company and any trustee or other fiduciary holding securities under any employee benefit plan of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;
(ii) if at any time during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) upon the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company outstanding immediately after such merger or consolidation; or (iv) upon the complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.




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         7.       NATURE OF PAYMENT OBLIGATIONS.

         (a) Except as otherwise provided in Section 7(b) hereof, the Company's obligation to pay the Consultant the benefits and payments provided in
Section 6 hereof shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any purported termination of this Agreement, other than pursuant to Section 7(b) hereof, set-off, counterclaim, recoupment, defense or other right which the Company may have against the Consultant or anyone else, and each and every such payment made or benefit provided shall be final and the Company shall not seek to recover all or any part of any such payment or benefit from the Consultant or from whomsoever may be entitled thereto for any reason whatsoever.

         (b) If the Consultant materially breaches any of his obligations hereunder, the Company may terminate this Agreement by written notice of termination provided to the Consultant, and thereafter the Consultant shall be entitled to no further benefits and payments under the terms of this Agreement. In the event of the death of the Consultant, the estate and heirs of the Consultant shall be entitled to no further payments under Section 6(a) of this Agreement.

         8. REPRESENTATION. The Company and the Consultant represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against it in accordance with its terms.

         9. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the Consultant and his heirs, successors and assigns, and upon the Company, including any successor to the Company by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the consent of the other party.

         10. NOTICES. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:




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         If to the Consultant:

         David D. Hindle
         133 Cushing Road
         Newmarket, New Hampshire 03857

         If to the Company:

         Peoples Heritage Financial Group, Inc.
         P.O. Box 9540
         One Portland Square
         Portland, Maine 04112-9540
         Attention:  President

         11. WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         12. ENTIRE AGREEMENT; SEVERABILITY. This Agreement incorporates the entire understanding among the parties relating to the subject matter hereof, recites the sole consideration for the promises exchanged and supersedes any prior agreements between the Company and the Consultant with respect to the subject matter hereof, provided that nothing contained herein shall affect any obligations of the Company to the Consultant under (i) any employee benefit plan or arrangement of the Company pursuant to which the Consultant is entitled to any post-retirement benefits or payments and (ii) Section 5.9 of the Merger Agreement. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein. If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

         13. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.




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         15.      GOVERNING LAW. This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

         16. HEADINGS. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.





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         IN WITNESS WHEREOF, the Company and the Consultant have entered into this Agreement as of the day and year first above written.



                                        PEOPLES HERITAGE FINANCIAL GROUP, INC.



                                        By: /s/ William J. Ryan
                                            ------------------------------------
                                            William J. Ryan, Chairman, President
                                            and Chief Executive Officer




                                            /s/ David D. Hindle
                                            ------------------------------------
                                            David D. Hindle






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